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                                                                   Exhibit 10.02

                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT, dated as of October 29, 2001, by and between Trend- Lines, Inc., a Massachusetts corporation (the "Company"), and Walter S. Spokowski ("Executive") (the "Agreement").

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to employ Executive as President, Chief Executive Officer and Chief Operating Officer, and Executive has agreed to such employment, subject to the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

                  1.       Definitions.

                           As used in this Agreement, unless the context
otherwise requires:

                           (a)      Affiliate" of a Person means a Person that
directly or indirectly controls, is controlled by, or is under common control with the Person or other entity specified.

                           (b)      "Agreement" shall have the meaning set forth
in the Preamble hereto.

                           (c)      "Base Salary" means the salary provided for
in Section 4.

                           (d)      "Board" means the Board of Directors of the
Company.

                           (e)      "Cause" means:

                                    (i)      Executive's convictio
         or entering a plea of guilty or nolo contendre to any felony under state or Federal law or any crime involving moral turpitude, dishonesty, breach of fiduciary duty, breach of trust or unethical business conduct, embezzlement, theft or conversion of property, or any crime which adversely affects the Company; or

                                    (ii)      Executive's (A) commission of a
         fraud upon the Company or (B) material breach of this Agreement including willfully failing or continued neglect to perform Executive's duties hereunder, which breach, if curable, is not substantially cured within 10 days after written notice to Executive specifying the nature of the breach.


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                           (f)      "Confidential Information" means all
information that is not known or available to the public concerning the business of the Company or any Subsidiary relating to its products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public. Confidential Information shall include information that is, or becomes, known to the public as a result of a breach by the Executive of the provisions of Section 11.

                           (g)      "Disability" means the Executive's
inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for a period of 180 consecutive days or for 180 days in a 365-day period.

                           (h)      "Effective Date" means the date on which
the conditions specified in Article XI.B. of the Plan have been satisfied or waived as provided in Article XI.C thereof.

                           (i)      "Good Reason" means:

                                    (i)     any change in the location of
         Executive's principal place of work more than 20 miles from Lynn, Massachusetts;

                                    (ii)    a material diminution
          in Executive's title or material
          duties;

                                    (iii)   any breach by Company of any
         material provision of this Agreement not cured within 10 days after written notice to the Board specifying the nature of the breach; or

                                    (iv) any failure by any assignee or
         transferee to assume the liabilities, obligations and duties of the Company as contained in this Agreement as contemplated under Section 16.

                           (j)      "Person" means an individual, firm,
corporation, trust, joint venture, partnership, limited liability company, association, unincorporated organization or other entity or any governmental body or subdivision, agency, commission or authority thereof.

                           (k)      "Plan" means the Chapter 11 plan of
reorganization for the Company as Debtor in Case No. 00-15431-CJK, and all exhibits annexed thereto or referenced therein, as the same may be amended, modified, or supplemented from time to time, and includes the Plan Supplement.

                           (l)      "Subsidiary" means any Person of which the
Company owns, directly or indirectly, more than 50% of the Voting Stock or, in the case of a Person other than a corporation, more than 50% of the equity interest.


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                           (m)      "Term of Employment" means the period or
periods specified in Section 2.

                           (n)      "Voting Stock" means capital stock of any c
lass or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

                  2.       Term of Employment.

                           The Company hereby employs the Executive, and the
Executive hereby accepts such employment, commencing on the Effective Date and ending at the close of business 36 months thereafter (the "Initial Term"), subject to earlier termination in accordance with the terms of this Agreement. This Agreement shall be automatically renewed from year to year (each a "Renewal Term") thereafter unless either the Company or Executive provides the other with written notice of non-renewal at least 90 days prior to the expiration of the Initial Term or any Renewal Term (the Initial Term together with any Renewal Term, the "Term of Employment").

                  3.       Position, Duties and Responsibilities.

                           (a)      During the Term of Employment, Executive
shall be employed as President, Chief Executive Officer and Chief Operating Officer of the Company. In that capacity Executive shall have the duties and responsibilities normally associated with such positions. [It is the intention of the Parties that the Executive serve as a member of the Board during the Term of Employment.] Executive, in carrying out his duties under this Agreement, shall report to, and be subject to the supervision of, the Board.

                           (b)      During the Term of Employment, Exercise
shall devote his full attention and expend his best efforts, energies and skills on a full-time basis to the business of the Company and its subsidiaries.

                           (c)      Nothing herein shall preclude the Executive
from (i) serving as a director of one or more corporations not engaged in competition with the Company or a Subsidiary or of one or more trade associations and/or charitable organizations, subject in each case to prior notice to and approval of the Board, (ii) engaging in charitable activities and community affairs, (iii) managing his personal investments and affairs and (iv) being involved in other business transactions, provided that such activities, individually or in the aggregate do not materially interfere with the proper performance of his duties and responsibilities to the Company.

                  4.       Base Salary.

                           Executive shall be paid a base salary at the
annualized rate of $250,000, payable in accordance with the regular payroll practices of the Company, but in no event shall he be paid less frequently than monthly (the "Base Salary"). Executive's Base Salary shall be subject to review by the Board on an annual basis, and may be adjusted from time to time only upward by the Board acting in its discretion.

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                  5.       Annual Bonus.

                           Executive shall be entitled to be considered for
receipt of an annual bonus, based on the performance of the Company and the Executive which shall be determined by the Board in its sole discretion.

                  6.       Long-Term Incentive Programs.

                           Executive shall be eligible to participate in any
long-term incentive programs of the Company on the same basis as other senior executives of the Company.

                  7.       Employee Benefit Programs and Vacation.

                           (a)      During the Term of Employment, Executive
shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior executives generally, as such plans or programs may be in effect from time to time.

                           (b)      Executive shall be entitled to one month
paid vacation per year.

                  8.       Stock Grant

                           Executive shall be entitled to a grant of 4% of the
Company's stock to be issued on the Effective Date. Thereafter, another 2% of the Company's stock to be issued on the Effective Date shall be granted to Executive over a period of 4 years based on the Company's performance as determined by the Board in its sole discretion.

                  9. Reimbursement of Business and Other Expenses and Certain Perquisites.

                           (a)      Executive is authorized to incur reasonable
business expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse Executive for all such expenses subject to and in accordance with the Company's policies and procedures as adopted and in effect from time to time and applicable to its senior executives of comparable status.

                           (b)      Executive shall be entitled to a monthly
automobile allowance in the amount of $______ and the Company shall pay directly or shall reimburse Executive for the cost of fuel that he incurs in using his automobile.

                           (c)      Executive shall be eligible to receive all
perquisites made generally available by the Company to its senior executives.


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                  10.      Termination of Term of Employment.

                           (a)      Termination Due to Death.  The Term of
Employment shall terminate upon the Executive's death. In the event of such termination due to Executive's death, his estate or his beneficiaries, as the case may be, shall be entitled to:

                                    (i)     Base Salary through the date of
          Executive's death;

                                    (ii)    the balance of any bonus earned
         (but not yet paid) for any bonus period prior to the bonus period in which Executive's death occurs;

                                    (iii)   any amounts earned, accrued or owing
         but not yet paid under Section 6, 7, 8 or 9 (no additional stock will be granted); and

                                    (iv)    any other or additional benefits
         provided for in accordance with applicable plans and programs of the Company.

                           (b)      Termination Due to Disability.  The Term of
Employment maybe terminated by the Company by written notice to Executive in the event of Executive's Disability. In the event of such termination due to Disability he shall be entitled to:

                                    (i)     Base Salary through the date of such
           termination;

                                    (ii)    the balance of any bonus earned (but
         not yet paid) for any bonus period prior to the bonus period in which such termination occurs;

                            (iii) any amounts earned, accrued or owing but not yet paid under Section 6, 7, 8 or 9 (no additional stock will be granted); and

                            (iv) any other additional benefits provided for in accordance with applicable plans and programs of the Company.

                           (c)      Termination by the Company for Cause.

                           In the event the Company terminates the Term of
Employment for Cause, the Executive shall be entitled to:

                                    (i)      Base Salary through the date of
          such termination;

                                    (ii)     any amounts earned, accrued or
         owing but not yet paid under Section 6, 7, 8 or 9 (no additional stock will be granted); and

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                                   (iii)     any other or additional benefits
         provided for in accordance with applicable plans or programs of the Company.

                           (d)      Termination by Company Without Cause.  In
the event the Term of Employment is terminaed by the Company without Cause, other than due to Executive's Disability or death, Executive shall be entitled to:

                                    (i)     Base Salary through the date of
         such termination;

                                    (ii)    the balance of any bonus earned (but
         not yet paid) for any bonus period prior to the bonus period in which such termination occurs;

                                    (iii)   any amounts earned, accrued or owing
         but not yet paid under Section 6, 7, 8 or 9 (no additional stock will be granted);

                                    (iv)    any other or additional benefits
         provided for in accordance with applicable plans and programs of the Company; and

                                    (v)     a lump sum payment equal to12 months
         of Base Salary.

                           (e)      Termination by Employee Without Cause.  In
the event of a termination of the Term of Employment by the Executive on his own initiative, other than a termination due to death or Disability or for Good Reason, such termination shall be a breach of this Agreement and treated as a Termination for Cause, and accordingly, Executive shall have only the entitlements as provided in Section 10(c).

                           (f)      Termination for Good Reason. In the event
the Executive terminates the Term of Employment for Good Reason, the Executive shall be entitled to:

                                    (i)      Base Salary through the date of
         such termination;

                                    (ii)     the balance of any bonus earned
         (but not yet paid) for any bonus period prior to the bonus period in which such termination occurs;

                                    (iii)    any amounts earned, accrued or
         owing but not yet paid under Section 6, 7, 8 or 9 (no additional stock will be granted);

                                    (iv)     any other or additional benefits
         provided for in accordance with applicable plans or programs of the Company; and

                                    (v)     a lump sum payment equal to 12
         months of Base Salary.

                           (g)      No Mitigation; No Offset.  In the event of
any termination of the Term of Employment under this Section 10, Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment obtained by Executive.


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                           (h)      Nature of Payments.  Any amounts due under
this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                           (i)      Release.  In partial consideration for the
Company's obligation to make the payments described in Sections 10(d) or 10(f), Executive shall execute and deliver to the Company a release of all claims he shall then have against the Company, its Affiliates and their related Persons arising out of or in connection with his employment or termination of employment, including, but not limited to, a release of all claims of discrimination. The Company will deliver such release to Executive at or about the time it delivers or receives the notice of termination and Executive shall execute and deliver such release to the Company within twenty-one (21) days thereafter. If Executive fails to execute and deliver such release to the Company within such 21-day period, or if Executive revokes his consent to such release as provided for therein, he will not be eligible to receive any further payments from the Company.

                           (j)      Alternative Benefits.  In the event the
Company's written severance pay policy applicable to Executive provides for greater severance pay and benefits than are provided in Sections 10(d) or (f), Executive may elect to receive termination pay and benefits under the terms and conditions of such policy in lieu of the payments and benefits under 10(d). It is understood by the parties that Executive shall not be entitled to both the payments and benefits under the severance pay policy and those available under
Section 10(d) or (f).

                  11.      Effect of Agreement on Other Benefits.

                           Except as specifically provided in this Agreement,
the existence of this Agreement shall not prohibit or restrict Executive's entitlement to full participation in the employee benefit and other plans or programs in which senior executives of the Company are eligible to participate.

                  12.      Confidentiality.

                           Executive shall not, without the prior written
consent of the Company and without limitation as to time, divulge, disclose or make accessible to any other Person, any Confidential Information except (a) in the course of carrying out his duties under this Agreement or (b) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information.

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                  13.      Non-Compete.

                           (a)      During the Term of Employment and for the
period ending 12 months following any termination of Executive's employment with the Company (other than for a termination by the Company without Cause or by Executive for Good Reason) (such post- employment period, the "Restriction Period"), Executive shall not, directly or indirectly, except when acting on behalf of the Company, whether as an employee, consultant, partner, principal, agent, distributor, representative, stockholder or otherwise (except that he may be a stockholder of not more than a 1% equity interest in a public company), engage in any activities [in any country world-wide] in which the Company or any Subsidiary then conducts business that are in competition with the businesses of the Company or any Subsidiary. For this purpose, a business shall be deemed to be in competition with the Company or any Subsidiary if such business involves the business then conducted by the Company or any Subsidiary and during the Term of Employment was either being conducted by the Company or any Subsidiary or actively being developed during the Term of Employment by the Company or any Subsidiary. Notwithstanding the foregoing, the Executive shall be free at any time following the Term of Employment to accept employment with or provide other services to any Person whose business includes the business then conducted or under development by the Company or any Subsidiary, but only if (i) the business then conducted or under development by the Company or any Subsidiary is not the principal or predominant business of such Person and (ii) the services of the Executive do not principally or predominately relate to the business then conducted or under development by the Company or any Subsidiary.

                           (b)      During the Term of Employment and for the
Restriction Period, Executive shall not directly or indirectly solicit any customer of the Company or any Subsidiary to do business with any Person that engages in activities that are competitive with the business of the Company or any Subsidiary within the meaning set forth in Section 12(a).

                           (c)      During the Term of Employment and for the
Restriction Period, Executive shall not directly or indirectly solicit any Person, other than his secretary/ administrative assistant, who is employed by the Company or any Subsidiary or who was employed by the Company or any Subsidiary within [12 months] of such solicitation to (A) terminate his or her employment with the Company or any Subsidiary, (B) accept employment with anyone other than the Company or any Subsidiary or (C) in any manner interfere with the business of the Company or any Subsidiary.

                           (d)      Executive acknowledges that the Company has
no adequate remedy at law and would be irreparably harmed if Executive breaches or threatens to breach any of the provisions of Section 12 or Sections 13(a), 13(b) or 13(c), and therefore Executive agrees that the Company or any Subsidiary, as the case may be, shall be entitled to temporary or permanent mandatory or injunctive relief, to terminate or forestall any breach or threatened breach of any of those provisions and to specific performance of the terms of each of such provisions, without, the need to demonstrate irreparable injury or post bond or other security. Executive further agrees that he shall not, in any proceeding seeking injunctive or other equitable relief to enforce the provisions of Section 12 and Sections 13(a), 13(b) or 13(c), raise the defense that the Company or any Subsidiary has an adequate remedy at law. Nothing in this Section 13(c) shall be construed as prohibiting the Company or any Subsidiary from pursuing any other remedies available to it at law or in equity or which it may be otherwise available to it.


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                           (e)      If it is determined by a court of competent
jurisdiction [or arbitor pursuant to Section 22] that any of the provisions of this Section 13, or any part thereof, is unenforceable whether due to the duration or geographical scope of such provision or otherwise, it is the intention of the Parties that the duration or scope of such provision or other such unenforceable part, as the case may be, shall be reduced so that such provision becomes enforceable to the maximum extent allowable by law and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                  14.      Intellectual Property.

                           Any processes, inventions, ideas, know-how and other
similar data created or developed by Executive while employed by the Company which relate to the business then conducted or under development by the Company or any of its Subsidiaries shall be the Company's exclusive and absolute property, and Executive hereby assigns to the Company, now and hereafter, all of his right, title and interest to any and all of the same. Any work in connection with the services rendered by Executive hereunder shall be considered "work made for hire" under the Copyright Law of 1976 or any successor law, and the Company shall be the owner of such work as if the Company were the author of such work.

                  15.      Documents; Conduct.

                           Executive hereby expressly covenants and agrees that:

                           (a)      Following termination of the Term of
Employment for any reason, or any time, upon the Company's request, Executive will promptly return to the Company all property of the Company and its Subsidiaries in his possession or control (whether maintained at his office, home or elsewhere), including, without limitation, all copies of all management studies, business or strategic plans, budgets, notebooks, confidential information and other printed, typed electronically stored or written materials, documents, diaries, disks, calendars and data of or relating to the Company or its Subsidiaries or their respective personnel or affairs.

                           (b)      Executive will not at any time denigrate,
ridicule or intentionally criticize the Company or any of its Subsidiaries or any of their respective products or services, properties, employees, officers or directors, including, without limitation, by way of news interviews or the expression of personal view, opinions or judgments to the news media.

                  16.      Assignability; Binding Nature.

                           This Agreement shall be binding upon and inure to the
benefit of the Parties and their respective successors, heirs (in the case of Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the surviving corporation, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or by operation of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive.

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                  17.      Entire Agreement.

                           This Agreement contains the entire understanding and
agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

                  18.      Amendment or Waiver.

                           No provision in this Agreement may be amended unless
such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

                  19.      Severability.

                           In the event that any provision or portion of any
provision of this Agreement shall be unenforceable at law or in equity, such provision shall be construed by the appropriate judicial body by limiting or reducing it so as to be enforceable to the fullest extent compatible with the then applicable law. If any provision or portion of any provision of this Agreement is held to be unenforceable, the reminder of this Agreement will remain in full force and will not be effected.


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                  20.      Beneficiaries/References.

                           Executive shall be entitled to select (and change, to
the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                  21.      Governing Law/Jurisdiction.

                           This Agreement shall be governed by and construed
and interpreted in accordance with the laws of the State of Massachusetts without reference to principles of conflict of laws.

                  22.     Resolution of Disputes.

                           Any disputes arising under or in connection with this
Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in Boston, Massachusetts in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each Party shall bear its or his own expenses incurred in connection with any arbitration. Anything to the contrary notwithstanding, each Party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.]

                  23.      Notices.

                           Any notice required or permitted hereunder to be
given to a Party shall be effective only if given in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested or by Federal Express or other similar service, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may hereinafter specify by notice to the other Party:

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                  If to the Company:

                  Attention: Ronald L. Franklin, Executive Vice President


                  If to the Executive:

                  Mr. Walter S. Spokowski

                  ------------------------------

                  ------------------------------

                  24.      Captions and Headings.

                           The captions or headings of the sections contained in
this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  25.      Execution of Agreement and Further Actions.

                           This Agreement may be executed in several counterpart
copies each of which shall constitute an original and the same instrument notwithstanding that both Parties are not signatories to the same counterpart. The Parties agree to execute such other documents and to take such other action as may be necessary or appropriate to carry out the intent of this Agreement, provided that the same are not inconsistent with the provisions hereof.

                  26.      Survival.

                           The terms and conditions contained in Sections 10
and 12-26 shall survive the termination of this Agreement.



                      [THE NEXT PAGE IS THE SIGNATURE PAGE]



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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first written above.

                                          TREND-LINES, INC.


                                          By: /s/ Ronald Franklin
                                             --------------------------------
                                          Name:  Ronald Franklin
                                          Title: Chief Financial Officer



                                          /s/ Walter S. Spokowski
                                          -----------------------------------
                                          Walter S. Spokowski





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